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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §§. 240.14a-11(c) or §§. 240.14a-12
OVERSTOCK.COM, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☒	NO FEE REQUIRED.
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6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at Noon On April 29, 2003

Dear Fellow Stockholders:

        We cordially invite you to attend the 2003 Annual Meeting of Stockholders of Overstock.com, Inc. (the "Company"). The meeting will be held at noon on Tuesday, April 29, 2003, at the Company's warehouse located at 955 South 3800 West, Salt Lake City, Utah 84104, for the following purposes:

  1.
  To elect two (2) Class I directors of Overstock.com, Inc., to serve a term of three (3) years and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for reelection as directors:

  John A. Fisher
  Patrick M. Byrne

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2003; and

  3.
  To transact other business properly coming before the Annual Meeting or any related adjournments or postponements.

        These proposals are discussed in more detail in the attached Proxy Statement. Please read the attached Proxy Statement carefully. Only stockholders who owned shares at the close of business on March 14, 2003 are entitled to attend and vote at the meeting or any adjournment of the meeting. A complete list of the stockholders of record of the Company on March 14, 2003 will be available at the Company's principal executive offices at 6322 South 3000 East, Suite 100, Salt Lake City, Utah prior to the meeting.

        Following the meeting, we will report on our performance in 2002 and answer your questions.

        Since our initial public offering, John J. Byrne, Jason C. Lindsey and John B. Pettway have resigned as members of our Board. Mr. Lindsey continues to serve as the Company's Chief Financial Officer. We are deeply grateful to each of them for their service on the Board.

By Order of the Board of Directors,

Jonathan E. Johnson III Secretary

Salt Lake City, Utah
March 21, 2003

Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying Proxy Card in the enclosed self-addressed, stamped envelope.

i

OVERSTOCK.COM, INC.
6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121

PROXY STATEMENT

        Our Board of Directors is soliciting proxies for the 2003 Annual Meeting of Stockholders to be held at noon on April 29, 2003 at the Company's warehouse located at 955 South 3800 West, Salt Lake City, Utah 84104. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

        The Board set March 14, 2003 as the record date for the meeting. Stockholders who owned Overstock common stock on that date are entitled to attend and vote at the meeting. Each share is entitled to one vote. There were 16,372,378 shares of common stock outstanding on the record date.

        Voting materials, which include this Proxy Statement, the proxy card and Overstock's Annual Report on Form 10-K for the year ended December 31, 2002, are being mailed to stockholders on or about March 25, 2003.

QUESTIONS AND ANSWERS

Q:        Why am I receiving this Proxy Statement?

A:        This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Q:        Who can vote at the Annual Stockholders Meeting?

A:        Stockholders who owned Overstock common stock on March 14, 2003 may attend and vote at the Annual Meeting. Each share is entitled to one vote. There were 16,372,378 shares of common stock outstanding on March 14, 2003. Information about the stockholdings of our directors and executive offices is contained in the section entitled "Share Ownership of Management, Directors and 5% Stockholders" on page 18 of this Proxy Statement.

Q:        What is the proxy card?

A:        The proxy card enables you to appoint Patrick M. Byrne and Jason C. Lindsey as your representatives at the Annual Meeting. By completing and returning the proxy card you are authorizing Messrs. Byrne and Lindsey to vote your shares at the meeting, as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Q:        What am I voting on?

A:        You are being asked to vote on:

  •
  the election of two directors, and

  •
  ratification of our selection of PricewaterhouseCoopers LLP as our independent accountants.

The section entitled "Proposals to be Voted On" on page 5 of this Proxy Statement gives you more information on the nominees for election to our Board and the Company's independent accountants. You may also find more information on the nominees in the section entitled "The Board" on page 6 of this Proxy Statement. We will also transact any other business that properly comes before the meeting.

Q:        How do I vote?

A:        You may vote either by attending the meeting and voting in person, or you may vote by mail by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

  •
  as you instruct, and

  •
  according to the best judgment of Messrs. Byrne and Lindsey if a proposal comes up for vote at the meeting that is not on the proxy card.

If you return a signed card but do not provide voting instructions, your shares will be voted:

  •
  for the two named nominees for directors,

  •
  for ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants, and

  •
  according to the best judgment of Messrs. Byrne and Lindsey if a proposal comes up for a vote at the meeting that is not on the proxy card.

We will hand out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

Q:        What does it mean if I receive more than one proxy card?

A:        It means that you may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:        What if I change my mind after I return my proxy?

A:        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  sending a written notice to the Secretary of the Company (at the address shown on the cover page) stating that you would like to revoke your proxy of a particular date,

  •
  signing another proxy with a later date and returning it before the polls close at the meeting, or

  •
  attending the Annual Meeting and voting in person.

Q:        Will my shares be voted if I do not sign and return my proxy card?

A:        (1)    If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under the NASDAQ rules to vote customers' unvoted shares on some "routine" matters. The proposals to elect directors and ratify the appointment of accountants are routine matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

  •
  vote your shares on routine matters, or

  •
  leave your shares unvoted.

If a brokerage firm entitled to vote your shares leaves those shares unvoted, it is called a "broker nonvote." A brokerage firm cannot vote customers' shares on non-routine matters without instructions from you.

You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must obtain a legal proxy from your stockbroker in order to vote at the meeting. We encourage you to provide instructions to your broker. This ensures your shares will be voted at the meeting.

(2)    If your shares are in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the meeting.

Q:        How are votes counted?

A:        You may vote:

  •
  either "for" each director nominee or "withhold" your vote from any one or more of the nominees, and

  •
  "for," "against," or "abstain" on the selection of PricewaterhouseCoopers LLP as the Company's independent accountants.

Q:        How many stockholders are needed either in person or by proxy to hold the meeting?

A:        To hold the meeting and conduct business, a majority of the Company's outstanding shares entitled to vote as of March 14, 2003 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

  •
  is present in person at the meeting, or

  •
  has properly submitted a proxy card.

On proposals for routine matters, a broker nonvote is counted for determining the presence of a quorum.

Q:        How many votes must the nominees have to be elected as directors?

A:        The two nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a plurality.

Q:        What happens if nominees are unable to stand for re-election?

A:        The Board may, by resolution, reduce the number of directors or designate substitute nominees. In the latter event, if you have completed and returned your proxy, Messrs. Byrne and Lindsey can vote your shares for substitute nominees. They cannot vote for more than two nominees.

Q:        How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP?

A:        A majority of the shares present, in person or by proxy, including broker nonvotes, voting in favor is required to ratify the appointment of PricewaterhouseCoopers LLP as our accountants.

Q:        How many votes are required to approve other matters that may come before the stockholders at the meeting?

A:        A majority of the shares present, in person or by proxy, excluding broker nonvotes, at the meeting voting in favor is required to approve other matters that may come before the stockholders at the meeting.

Q:        What happens if I don't indicate how to vote my proxy?

A:        If you just sign your proxy card without providing further instructions, your shares will be counted as a "yes" vote for each director nominee and for ratification of the selection of PricewaterhouseCoopers LLP.

Q:        Is my vote kept confidential?

A:        Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:        Where do I find the voting results of the meeting?

A:        We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003 on or before August 14, 2003. We will file that report with the SEC, and you can get a copy by calling Investor Relations at (801) 947-3132 or the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also get a copy from our website at www.overstock.com.

Q:        Who can help answer my questions?

A:        You can call Georgeson Shareholder Communications, our proxy solicitor, toll-free at (866) 216-0458 with any questions about the proposals described in this Proxy Statement or the mechanics of voting.

PROPOSALS TO BE VOTED ON:

1.    ELECTION OF DIRECTORS

        Nominees for re-election this year as Class I directors, for a three-year term ending in 2006, are:

John A. Fisher
Patrick M. Byrne

        Each nominee is presently a director of the Company and has consented to serve a new three-year term.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "for" each of the nominees listed above.

Vote Required

        Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but otherwise they have no legal effect under Delaware law.

2.    RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year. PricewaterhouseCoopers LLP has served as our accountants since 1999. Although ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP is not required under our bylaws or other legal requirements, the Company is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders as a matter of good corporate practice. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if stockholders ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee may appoint a different independent accounting firm if the Audit Committee determines it is in the best interests of the Company and the stockholders to do so. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting in order to respond to appropriate questions from stockholders and will have an opportunity to make a statement.

Audit Fees

        PricewaterhouseCoopers LLP's fees for our 2002 annual audit and review of interim financial statements during 2002 were $130,000.

Financial Information Systems and Implementation Fees

        PricewaterhouseCoopers LLP did not render any professional services to us in 2002 with respect to financial information systems design and implementation.

All Other Fees

        PricewaterhouseCoopers LLP's fees for all other professional services rendered to us during 2002 were $340,000, all of which were for audit-related services in connection with our initial public offering.

Audit Committee Independence

        The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing us with the services described above, and has concluded that those services are compatible with their independence from management and from the Company.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders vote "for" ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants.

Vote Required

        The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be required to approve the proposal.

3.    OTHER BUSINESS

        The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, Messrs. Byrne and Lindsey will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

THE BOARD

        The Board of Directors is currently comprised of four members. Two directors are nominees for election this year. The remaining two directors will continue to serve the terms described below.

        Our directors serve staggered terms. This is accomplished as follows:

  •
  each director serves a three-year term,

  •
  the directors are divided into three classes,

  •
  the classes are as nearly equal in number as possible, and

  •
  the term of each class begins on a staggered schedule.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two named nominees, both of whom are currently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. The term of office of each person elected as a director will continue until the 2006 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

Information regarding director nominees and other directors

        Set forth below is certain information as of the record date regarding the nominees for Class I directors and all other directors of Overstock whose term of office continues after the 2003 Annual Meeting.

Nominees for Class I Directors for a Term Expiring in 2006

Name	Age	Position with the Company	Director Since
John A. Fisher	55	Director	May 2002
Patrick M. Byrne	40	President, CEO and Chairman of the Board of Directors	October 1999

        John A. Fisher has served as a director of Overstock since May 2002. Mr. Fisher has served as Managing Director of Fisher & Company LLC, an investment banking advisor to international branded consumer growth companies since October 1996. From 1987 to 1996, Mr. Fisher was Managing Director of Hambrecht & Quist Group, a venture capital and investment banking company, responsible for leading all services to branded consumer growth companies. From 1984 to 1987, he served as chief executive of Bechtle Fisher & Company, Inc., a private investment bank. From 1976 to 1984, he served as vice president of corporate finance of The Crocker Bank. From 1973 to 1976, he served as a member of the White House staff (Office of Management & Budget), and from 1971 to 1973, as management consultant with Touche Ross & Co. Mr. Fisher has a Bachelor of Arts Degree in Economics from Yale College and an MBA from Stanford University.

        Dr. Patrick M. Byrne has served as our President, Chief Executive Officer and a Director since October 1999, and as Chairman of the Board since February 2001. From September 1997 to May 1999, Dr. Byrne served as President and Chief Executive Officer of Fechheimer Brothers, Inc., a manufacturer and distributor of uniforms. From 1995 until its sale in September 1999, Dr. Byrne was Chairman, President and Chief Executive Officer of Centricut, LLC, a manufacturer and distributor of industrial torch parts. From 1994 to the present, Dr. Byrne has served as a Manager of the Haverford Group, an investment company and an affiliate of Overstock. Dr. Byrne has a Bachelor of Arts degree in Chinese studies from Dartmouth College, a Master's degree from Cambridge University as a Marshall Scholar, and a Ph.D. in philosophy from Stanford University.

Incumbent Class II Director Whose Term Expires in 2004

Name	Age	Position with the Company	Director Since
Gordon S. Macklin	74	Director	October 1999

        Gordon S. Macklin has served as a Director of Overstock since October 1999. Mr. Macklin served as Chairman, President and Chief Executive Officer of White River Corporation, an information services company, from October 1993 to July 1998. Mr. Macklin was Chairman of Hambrecht and Quist Group, a venture capital and investment banking company, from 1987 until 1992. From 1970 to 1987 Mr. Macklin served as President of the National Association of Securities Dealers, Inc. Mr. Macklin serves as a director for Martek Biosciences Corporation; MedImmune, Inc.; White Mountains Insurance Group, Ltd.; Spacehab, Inc.; and is a director, trustee or managing general partner of 48 of the investment companies in the Franklin Templeton Group of Funds. Mr. Macklin has a Bachelor of Arts in Economics from Brown University.

Incumbent Class III Director Whose Term Expires in 2005

Name	Age	Position with the Company	Director Since
Allison H. Abraham	40	Director	March 2002

        Allison H. Abraham has served as a Director of Overstock since March 2002. Ms. Abraham served as President and as a director of LifeMinders, Inc., an online direct marketing company, from May 2000 until the acquisition of LifeMinders by Cross Media Marketing Corp. in October 2001. Prior to joining LifeMinders, Ms. Abraham served as Chief Operating Officer of iVillage Inc., an online media company, from May 1998 to May 2000. From February 1997 to April 1998, Ms. Abraham was President, Chief Operating Officer and a director of Shoppers Express, an online grocery service, and also served as Vice President of Sales and Marketing for several months prior to her promotion. From 1992 to 1996, Ms. Abraham held several marketing and management positions at Ameritech Corporation. She was employed at American Express Travel Related Services in New York City from 1988 to 1992, focusing on the launch of new products and loyalty programs. Ms. Abraham holds a Bachelor of Arts in Economics from Tufts University and a MBA degree from the Darden School at the University of Virginia.

BOARD AND COMMITTEE MEETINGS

        The Board held eight meetings in 2002. Each director attended at least 75% of the Board meetings held during the period for which he or she was a director in 2002. The Board has a standing Audit Committee consisting of John A. Fisher, Gordon S. Macklin and Allison H. Abraham. The Audit Committee, which met three times in 2002, is responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of the independent accountants by our Board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent accountants prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. The Board also has a standing Compensation Committee consisting of John A. Fisher and Gordon S. Macklin. The Compensation Committee, which met three times during 2002, is responsible for determining salaries, incentives and other forms of compensation for our directors, officers and other employees and administering various incentive compensation and benefit plans. Each member of the Audit and Compensation Committees attended at least 75% of the meetings of those committees held during 2002. The Board does not have a Nominating Committee or a committee serving an equivalent function. The Board may establish other committees to facilitate its business objectives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2002:

  •
  None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

  •
  None of the Company's executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no committee like that, the entire Board of Directors) of another entity where one of that entity's officers served on the Company's Board or as a member of its Compensation Committee; and

  •
  None of the Company's executive officers was a director of another entity where one of that entity's officers served on the Company's Compensation Committee.

COMPENSATION OF DIRECTORS

        We reimburse our non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings. No member of our Board currently receives any additional cash compensation. We have granted non-employee directors options to purchase our common stock under our Amended and Restated 1999 Stock Option Plan and our 2002 Stock Option Plan for their service on our Board. Our Board determines the number of option shares to be granted, if any, to any new non-employee directors.

        In 2002, in addition to the options granted to the employee director shown in the "Option Grants" table on page 12, the Board granted to non-employee directors the following options to purchase an aggregate of 37,058 shares of the Company's common stock:

Name	Grant Date	Exercise Price ($)	Number of Options Granted
Gordon Macklin	1/22/02	$5.07	7,058
Allison Abraham	4/23/02	$11.90	15,000
John Fisher	5/02/02	$11.90	15,000

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Committee has provided the following report on the compensation of the executive officers including the Chief Executive Officer and the relationship of the Company's performance to executive compensation.

Compensation Committee Report

        In 2002, the Compensation Committee (the "Committee") of the Board consisted of Messrs. Fisher, Macklin and, until his resignation from the Board effective as of August 19, 2002, John J. Bryne, Jr., none of whom was an employee or former employee of the Company or any of its subsidiaries during the year. The Committee has overall responsibility for the Company's executive compensation policies and practices. The Committee's functions include:

  •
  evaluating management's performance,

  •
  reviewing and approving the Company's compensation philosophy,

  •
  reviewing and approving all executive officers' compensation, including salaries, and

  •
  administering compensation plans including granting awards under the Company's stock option plans to its employees.

Compensation of the Chief Executive Officer

        The Company's President and Chief Executive Officer, Patrick M. Byrne, declined to accept any salary or bonus payment from the Company during 2002. Dr. Byrne also declined to accept any salary or bonus payment from the Company during each of the two preceding years. Dr. Byrne's lack of any cash compensation bears no relationship at all to the Company's performance.

        In January 2002 the Company granted Dr. Byrne options to acquire 119,972 shares of its common stock at an exercise price of $5.07. The Company's IPO occurred on May 29, 2002, and, based on a subsequent review of the fair value of the common stock on the date of the grant, the Company determined that the fair value of the stock on the date of the grant was $12.29. The option grants were the only compensation Dr. Byrne received from the Company during 2002. In addition to serving as President and CEO, Dr. Byrne serves as Chairman of the Board of Directors, and is also the Company's largest stockholder. The Committee believes that Dr. Byrne's economic interest in the Company, through High Plains Investments LLC, is fully aligned with the economic interests of the other stockholders.

Compensation Policies Applicable to other Executive Officers

        The Company's compensation program for its executive officers other than Dr. Byrne consists of (i) salaries, and (ii) stock option grants.

        Salaries.    The Company pays its executive officers other than Dr. Byrne salaries that are determined, in part, based on the responsibilities of the position and the experience and knowledge of the individual. Salaries are adjusted periodically at the discretion of the Committee, taking into consideration factors including the Company's growth, performance and financial condition and the Committee's subjective perception of the individual's performance. The Company did not pay any bonuses to any of its executive officers during 2002. The lack of any bonus payments bears no relationship at all to the Company's performance.

        Stock Option Grants.    The second component of the Company's compensation program consists of stock option grants. The options granted to executive officers during 2002 were granted in January 2002, prior to the Company's IPO on May 29, 2002, with exercise prices of $5.07 per share. The Company's IPO occurred on May 29, 2002, and, based on a subsequent review of the fair value of the common stock on the date of the grants, the Company determined that the fair value of the stock on the date of the grants was $12.29. The Committee believes that stock option grants or other equity awards provide proper incentives to management and align the economic interests of management with those of the other stockholders.

Members of the Compensation Committee
Gordon S. Macklin
John A. Fisher

EXECUTIVE OFFICERS

        In additional to Dr. Byrne, the following persons were executive officers of the Company as of March 15, 2003:

Executive Officers And Directors	Age	Position
Jason C. Lindsey	33	Chief Financial Officer and Assistant Secretary
Douglas Greene	41	Chief Technology Officer
James Hyde	35	Chief Operations Officer

        Jason C. Lindsey has served as our Chief Financial Officer since June 1999, and as Assistant Secretary since October 1999. Mr. Lindsey also served as a Director from June 1999 to October 2002. From June 1998 to January 2001, Mr. Lindsey served as Controller of the Haverford Group, an investment company and an affiliate of Overstock. Prior to joining the Haverford Group, Mr. Lindsey was an auditor with PricewaterhouseCoopers LLP from January 1996 to June 1998. Mr. Lindsey has a Bachelor of Arts and a Master's degree in accounting from Utah State University.

        Douglas Greene has served as our Chief Technology Officer since June 2000, and Vice President of Software Development since April 1999. From February 1996 to November 1998, Mr. Greene served as

Manager of Internet Development for Human Affairs International, an insurance company. Mr. Greene served as President of Great Lakes Software, Inc., a software company, from 1994 to 1996.

        James Hyde has served as our Vice President of Operations since June 2001 and as our Chief Operations Officer since April 2002. Prior to joining the Company, Dr. Hyde served as Vice President of Applications Development at TenFold Corporation, a software applications company, from October 1998 to June 2001. From July 1995 to September 1998, Dr. Hyde was a Project Manager with Sarcos Research Corporation, a robotics research company. Dr. Hyde holds B.S. and Ph.D. degrees in Mechanical Engineering from Stanford University and a M.S. degree in Mechanical Engineering from Massachusetts Institute of Technology.

        There are no family relationships among any of the officers and directors of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers. We refer to all of these individuals as our named officers.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year						Securities Underlying Options	All Other Compensation
		Salary			Bonus
Patrick M. Bryne President and Chief Executive Officer	2002 2001 2000	$	— — —		$	— — —	119,972 35,286 21,172	$	— — —
Jason C. Lindsey(1) Chief Financial Officer	2002 2001 2000		140,000 116,363 76,925			— — —	15,879 95,272 —		4,200 2,550 3,050	(3) (3) (3)
Douglas Greene Chief Technology Officer	2002 2001 2000		145,000 137,500 109,583			— — —	15,879 81,158 14,116		1,813 — —	(3)
James Hyde Chief Operations Officer	2002 2001 2000		150,000 71,634 —	(2)		— — —	34,408 24,701		3,938 — —	(3)
Trey Baker(4) General Merchandising Manager	2002 2001 2000		92,923 86,950 78,787			— — —	26,465 49,401 2,118		93,715 2,790 1,879	(5) (3) (3)

(1)
During each of 2000 and 2001, Mr. Lindsey was employed by Overstock and Haverford Internet, L.C. During each of 2000 and 2001, Mr. Lindsey devoted substantially all of his time to Overstock. During 2000 and 2001, Mr. Lindsey received other compensation from Haverford Valley, L.C. of approximately $230,000 and $211,000, respectively. During 2002 Mr. Lindsey was not employed by Haverford Internet, L.C. or Haverford Valley, L.C. nor did he receive any compensation from such entities.

(2)
Mr. Hyde's annual salary as of December 31, 2001 was $150,000.

(3)
Amounts represent our matching contributions to the 401(k) plan account for such executive officers.

(4)
Mr. Baker left his employment with us as of August 26, 2002.

(5)
Amount includes $625, which represents our matching contributions to the 401(k) plan account for Mr. Baker and $93,090, which represents taxable income from options exercised by Mr. Baker.

OPTION GRANTS

        The following table summarizes the stock options granted to each named officer during the year ended December 31, 2002, including the potential realizable value over the term of the options, which is based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the aggregate option exercise price. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

        During the year ended December 31, 2002, we granted options to purchase up to an aggregate of 711,685 shares to employees under our Amended and Restated 1999 Stock Option Plan and our 2002 Stock Option Plan.

Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Market Value on Date of Grant(1)
Name			Exercise Price		Expiration Date
						0%	5%	10%
Patrick M. Bryne	58,403 61,569	8.2 8.7%	$5.07 5.07	$12.29 12.29	01/23/12 01/23/12	$421,670 444,528	$873,073 920,402	$1,565,615 1,650,486
Jason C. Lindsey	11,750 4,129	1.7 0.6	5.07 5.07	12.29 12.29	01/23/12 01/23/12	84,835 29,811	175,652 61,725	314,983 110,686
Douglas Greene	11,337 4,542	1.6 0.6	5.07 5.07	12.29 12.29	01/23/12 01/23/12	81,853 32,793	169,478 67,899	303,912 121,758
James Hyde	19,408 15,000	2.7 2.1	5.07 4.91	12.29 4.91	01/23/12 10/22/07	140,126 —	290,132 20,348	520,272 44,964
Trey Baker(2)	3,188 23,277	0.4 3.2	5.07 5.07	12.29 12.29	02/26/03 02/26/03	23,017 168,060	24,976 182,364	26,935 196,667

(1)
Based upon a subsequent review of the fair value of our common stock at the option grant dates, we determined the value of the common stock to be as reflected in the "Market Value at Date of Grant" column. The amount shown in the "0%" column reflects the difference between the exercise price and the deemed fair market value as of the date of option grant.

(2)
Mr. Baker left his employment with us as of August 26, 2002. Mr. Baker's outstanding options to purchase common stock, if any, expired on February 26, 2003.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES

        This table shows information about unexercised in-the-money stock options held by the named officers on December 31, 2002. None of the named officers exercised any stock options during 2002.

        These values have been calculated on the basis of the closing price of our common stock on December 31, 2002, which was $13.00 per share. All options were granted under our Amended and Restated 1999 Stock Option Plan or our 2002 Stock Option Plan.

	Number of Shares Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick M. Bryne	32,463	143,967	$227,495	$1,128,827
Jason C. Lindsey	46,859	67,821	$383,041	$554,849
Douglas Greene	49,181	65,504	$392,497	$533,894
James Hyde	8,962	50,147	$76,104	$410,770
Trey Baker	7,698	—	$74,264	—

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Agreements with Certain Executive Officers

        We are a party to a Severance Package Agreement with Douglas Greene, our Chief Technology Officer, dated as of June 17, 1999. Pursuant to the terms of the agreement, Mr. Greene is entitled to a lump sum payment in the amount of $75,000 if (i) he is terminated without "Cause" (as defined in the agreement), or (ii) he terminates his employment with us following any reduction in his salary or duties and responsibilities. In the event of either (i) or (ii) above, Mr. Greene will continue to be covered under all of our health and major medical plans then in effect for a period of one year. In addition, all stock options granted to Mr. Greene will immediately vest and will be exercisable for a period of one year.

        We are a party to an employment offer letter agreement with James Hyde, our Chief Operations Officer, dated June 25, 2001. Pursuant to the terms of this letter agreement, Mr. Hyde is entitled to an annual salary of $150,000 and eligibility to participate in our 401(k) plan. In addition, the letter agreement provides that it we terminate Mr. Hyde's employment for any reason other than negligence or gross failure to perform his duties, Mr. Hyde is entitled to receive from us an amount equal to at least three months' salary.

Benefit Plans

Gear.com, Inc. Restated 1998 Stock Option Plan

        The Company acquired Gear.com, Inc. on November 20, 2000 and assumed the outstanding options under the Gear.com, Inc. Restated 1998 Stock Option Plan. The Plan provided for the grant of incentive stock options to Gear.com employees or the employees of Gear.com's parent or subsidiary, and the grant of nonstatutory stock options to Gear.com, or Gear.com parent's or subsidiary's employees, directors, consultants, agents, advisors, and independent contractors. As amended on February 22, 2001, 181,154 shares of common stock were reserved for issuance under this Plan and as of December 31, 2002 options to purchase 9,746 shares of common stock were outstanding. The Restated 1998 Stock Option Plan terminated on the close of our acquisition of Gear.com and we will not grant any additional options under the plan. However, the outstanding options issued pursuant to the plan continue to be governed by its terms. The Restated 1998 Stock Option Plan provides that after termination of employment or service other than by reason of death or Cause (as defined in the Plan), an optionee may exercise his or her option to the extent it was exercisable on the date of such termination within (i) one year if the termination is coincident with retirement, early retirement at the Company's request, or disability, or (ii) three months after termination for reasons other than retirement, early retirement at the Company's request, or disability. Generally, if termination is due to death, the option will remain exercisable for twelve (12) months from the date of such termination. If termination is for Cause (as defined in the Plan), the option will automatically terminate upon first notification to the optionee of such termination. In no event may an option be exercised after the expiration of the option term.

        The Restated 1998 Stock Option Plan generally provides that in the event of (i) the consummation of a merger or consolidation in which we are not the surviving corporation or in which more than 33 1/3% of our total combined voting power is transferred to persons different from the persons holding those securities immediately prior to such merger or consolidation, (ii) the consummation of any sale, exchange or transfer of all or substantially all of our assets (other than a transfer to our majority-owned subsidiary corporation), or (iii) shareholder approval of a plan or proposal for our liquidation or dissolution, each outstanding option shall automatically accelerate so that immediately prior to the effective date of the corporate transaction each option shall become 100% vested and exercisable; provided, however, that options shall not accelerate if and to the extent the options are assumed or substituted by the successor corporation or parent thereof. If an executive officer's employment is terminated within two years following a corporate transaction in which options were assumed or substituted, other than a voluntary termination of the executive officer without Good Reason (as defined in the Plan) or a termination by the successor corporation for Cause (as defined in the Plan), then the executive officer's option shall accelerate and become fully vested. Except to the extent assumed or substituted by the successor corporation, all options will terminate and cease to be outstanding immediately following the consummation of a corporate transaction.

Amended and Restated 1999 Stock Option Plan

        Our Amended and Restated 1999 Stock Option Plan was adopted by our board of directors on May 1, 1999, and approved by our stockholders on October 5, 1999. Our Amended and Restated 1999 Stock Option Plan provides for the grant of incentive stock options to our employees, and the grant of nonstatutory stock options to our employees, directors and consultants. We reserved an aggregate of 1,764,291 shares of our common stock for issuance under this plan; however, any shares of our common stock available for issuance thereunder have been and continue to be assumed by our 2002 Stock Option Plan. As of the closing of our initial public offering we are not granting any additional options under this plan. Instead we are granting options under our 2002 Stock Option Plan.

        The Amended and Restated 1999 Stock Option Plan provides that after termination of service, an optionee may exercise his or her option to the extent it was exercisable on the date of such termination for a certain period of time. Generally, if termination is due to death or disability, the option will remain exercisable for twelve (12) months from the date of such termination. If termination is due to an optionee's misconduct, the option will terminate and cease to be outstanding. In all other cases, the option will generally remain exercisable for a period of three (3) months following termination.

        The Amended and Restated 1999 Stock Option Plan provides that in the event of the sale, transfer or other disposition of all or substantially all of our assets in our complete liquidation or dissolution, or a merger or consolidation in which more than 50% of our total combined voting power is transferred to persons different from the persons holding those securities immediately prior to such merger or consolidation, the outstanding options under the plan may be assumed by the successor entity or, in the administrator's discretion, the vesting of all outstanding options may be accelerated so that the options become fully vested and exercisable immediately prior to such transaction. In addition, the administrator may accelerate the vesting of assumed options in the event the optionee is involuntarily terminated within eighteen (18) months following such transaction. After such an involuntary termination, the accelerated options will remain exercisable for one (1) year from the date of termination or the expiration of the option term, whichever is shorter. In the event of the direct or indirect acquisition by any person of beneficial ownership representing more than 50% of the total combined voting power of our outstanding securities, or a change in the composition of the board over a period of thirty-six (36) consecutive months, or less, in which a majority of the board members cease to be incumbent directors, or were not elected by at least a majority of the incumbent directors, the administrator has the discretion to accelerate the vesting of any outstanding options so that the options become fully vested and exercisable upon such occurrence, or to condition such option acceleration on an optionee's involuntary termination within a period of up to 18 months following such change in control.

2000 Stock Purchase Plan

        Our 2000 Stock Purchase Plan was adopted by our board of directors on January 24, 2001. Our 2000 Stock Purchase Plan allowed selected employees, directors and consultants to purchase shares of our stock. As of December 31, 2002, 19,850 shares of our common stock had been purchased under our 2000 Stock Purchase Plan. We are not granting any additional stock purchase rights under this plan. We are currently granting stock options and stock purchase rights under our 2002 Stock Option Plan. Effective upon completion of our initial public offering, we terminated the 2000 Stock Purchase Plan.

2002 Stock Option Plan.

        Our 2002 Stock Option Plan was adopted by our board of directors and approved by our stockholders in April 2002. Our 2002 Stock Option Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees, and for the grant of nonstatutory stock options and stock purchase rights to our employees, directors and consultants.

        Number of Shares of Common Stock Available under the 2002 Stock Option Plan.    We have reserved a total of 638,680 shares of our common stock for issuance pursuant to the 2002 Stock Option Plan. In addition, any remaining shares that were initially reserved under our Amended and Restated 1999 Stock Option Plan and would have been available for issuance under our Amended and Restated 1999 Stock Option Plan are instead reserved for issuance and assumed under our 2002 Stock Option Plan. As of December 31, 2002, 890,469 shares were available for future issuance.

        Administration of the 2002 Stock Option Plan.    Our board of directors or, with respect to different groups of optionees, different committees appointed by our board, will administer the 2002 Stock Option Plan. In the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the committee will consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The administrator has the power to determine the terms of the options and stock purchase rights granted, including the exercise price, the number of shares subject to each option or stock purchase right, the exercisability of the options and stock purchase rights and the form of consideration payable upon exercise.

        Options.    The administrator determines the exercise price of options granted under the 2002 Stock Option Plan, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and all incentive stock options, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten (10) years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five (5) years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options.

        No optionee may be granted an option to purchase more than 423,430 shares in any fiscal year. In connection with his or her initial service as an employee, an optionee may be granted an additional option to purchase up to 423,430 shares.

        After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve (12) months. In all other cases, the option will generally remain exercisable for three (3) months. However, an option may never be exercised later than the expiration of its term.

        Stock Purchase Rights.    Stock purchase rights, which represent the right to purchase our common stock, may be issued under our 2002 Stock Option Plan. The administrator determines the purchase price of stock purchase rights granted under our 2002 Stock Option Plan. Unless the administrator determines otherwise, a restricted stock purchase agreement, an agreement between us and an optionee which governs the terms of stock purchase rights, will grant us a repurchase option that we may exercise upon the voluntary or involuntary termination of the purchaser's service with us for any reason, including death or disability. The purchase price for shares we repurchase will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The administrator determines the rate at which our repurchase option will lapse.

        Transferability of Options and Stock Purchase Rights.    Our 2002 Stock Option Plan generally does not allow for the transfer of options or stock purchase rights and only the optionee may exercise an option or stock purchase right during his or her lifetime.

        Adjustments upon Change in Control.    Our 2002 Stock Option Plan provides that in the event of a change of control, the successor corporation will assume or substitute each option or stock purchase right. If the outstanding options or stock purchase rights are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of fifteen (15) days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the fifteen (15)-day period. In addition, in the event that the optionee is involuntarily terminated without cause within eighteen months following a change of control, he or she will have the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including the shares which would not otherwise be exercisable.

        Amendment and Termination of our 2002 Stock Option Plan.    Our 2002 Stock Option Plan will automatically terminate in 2012, unless we terminate it sooner. In addition, the administrator has the authority to amend, suspend or terminate the 2002 Stock Option Plan provided such amendment does not impair the rights of any optionee.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

        The Audit Committee is comprised solely of independent directors, as defined by Nasdaq rules, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers LLP, the Company's independent accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent accountants, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

        Among other matters, the Audit Committee monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent accountants may be retained to perform non-audit services. The Audit Committee has authority and responsibility to recommend to the full Board the selection, and, when appropriate, the replacement of, the Company's independent accountants. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants, and management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees." The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee has discussed with the independent accountants the accountants' independence.

        Following the Committee's discussions with management and the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2002.

Members of the Audit Committee
Gordon S. Macklin
John A. Fisher
Allison H. Abraham

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS AND 5% STOCKHOLDERS

        The table on the following page sets forth information regarding the beneficial ownership of our common stock as of December 31, 2002, as adjusted to reflect the issuance of 1,500,000 shares of our common stock on or about February 12, 2003, by the following individuals or groups:

  •
  each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

  •
  each of our named officers;

  •
  each of our directors; and

  •
  all directors and executive officers as a group.

        The table is based upon information supplied by officers, directors and principal stockholders and schedules 13D and 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentages are based on 14,513,179 shares of common stock outstanding as of December 31, 2002, as adjusted to reflect the issuance of 1,500,000 shares of our common stock on or about February 12, 2003, and as adjusted as required by rules promulgated by the SEC.

	Shares Beneficially Owned
Beneficial Owner (Name and Address)
	Number		Percent
5% Stockholders
High Plains Investments LLC 700 Bitner Road Park City, Utah 84098	5,707,261	(1)	34.3%
Dorothy M. Byrne 3 Laramie Road Etna, NH 03750	1,270,735	(2)	7.9%
John J. Byrne Jr. 3 Laramie Road Etna, NH 03750	1,270,735	(3)	7.9%
Directors and Executive Officers
Patrick M. Byrne	5,776,562	(4)	34.6%
Jason C. Lindsey	277,392	(5)	1.7%
Gordon S. Macklin	317,129	(6)	2.0%
Allison H. Abraham	6,666	(7)	*
John A. Fisher	3,750	(8)	*
Douglas Greene	57,858	(9)	*
James Hyde	16,167	(10)	*
Directors and Officers as a Group (7 persons)	6,455,524	(11)	38.2%

*
Less than 1% of the outstanding shares of common stock.

(1)
Includes 629,536 shares issuable upon exercise of currently exercisable warrants. Patrick M. Byrne, our President, Chief Executive Officer and Chairman of our Board of Directors, holds 100% of the voting interest in and controls High Plains Investments LLC. These shares also include 201,693 shares held by High Meadows Finance L.C. High Plains Investments LLC disclaims beneficial ownership of the shares held by High Meadows Finance L.C. to the extent it does not exercise voting or dispositive control over the shares held by High Meadows Finance L.C.

(2)
Ms. Byrne's shares include 4,414 shares issuable upon exercise of currently exercisable warrants. Ms. Byrne's shares also include 365,107 shares held by Haverford-Utah, LLC; 50,361 shares issuable upon exercise of currently exercisable warrants held by Haverford-Utah, LLC; 201,693 shares held by High Meadows Finance L.C.; 516,487 shares held by John J. Byrne Jr.; 92,850 shares issuable upon exercise of currently exercisable warrants held by John J. Byrne Jr.; and 7,058 shares issuable upon exercise of options held by John J. Byrne Jr. Ms. Byrne disclaims beneficial ownership of the shares held by Haverford-Utah, LLC; and High Meadows Finance L.C. except to the extent of her pecuniary interest in each entity respectively. Ms. Byrne also disclaims beneficial ownership of the shares held by John J. Byrne Jr. to the extent she does not exercise voting or dispositive control over the shares held by John J. Bryne Jr.

(3)
John J. Byrne Jr.'s shares include 7,058 shares issuable upon exercise of options and 92,850 shares issuable upon exercise of currently exercisable warrants. Mr. Byrne's shares also include: 365,107 shares held by Haverford-Utah, LLC and 50,361 shares issuable upon exercise of currently exercisable warrants held by Haverford-Utah, LLC; 201,693 shares held by High Meadows Finance L.C.; 32,765 shares held by Dorothy Byrne; and 4,414 shares issuable upon exercise of currently exercisable warrants held by Dorothy Byrne. Mr. Byrne disclaims beneficial ownership of the shares held by Haverford-Utah, LLC and High Meadows Finance L.C. except to his pecuniary interest in each entity, respectively. Mr. Byrne also disclaims beneficial ownership of the shares held by Dorothy Byrne to the extent he does not exercise voting or dispositive control over the shares held by Dorothy Byrne.

(4)
Patrick M. Byrne's shares include 69,301 shares issuable upon exercise of options. Patrick M. Byrne's shares also include 4,876,032 shares held by High Plains Investments LLC; 629,536 shares issuable upon exercise of currently exercisable warrants held by High Plains Investments LLC; and 201,693 shares held by High Meadows Finance L.C. Dr. Byrne disclaims beneficial ownership of the shares held by High Plains Investments LLC and High Meadows Finance L.C. except to the extent of his pecuniary interests in each entity respectively.

(5)
Mr. Lindsey's shares include 55,573 shares issuable upon exercise of options.

(6)
Mr. Macklin's shares include 23,289 shares issuable upon exercise of options and an aggregate of 257,810 shares and warrants currently exercisable for an aggregate of 36,030 shares held by the following entities: Macklin Family Limited Partnership I, the Macklin Family Limited Partnership III, the Gordon Macklin Family Trust and the Marilyn C. Macklin Family Trust.

(7)
Ms. Abraham's shares include 4,166 shares issuable upon exercise of options.

(8)
Mr. Fisher's shares include 3,750 shares issuable upon exercise of options.

(9)
Mr. Greene's shares include 57,858 shares issuable upon exercise of options.

(10)
Mr. Hyde's shares include 15,772 shares issuable upon exercise of options.

(11)
Includes a total of 229,709 shares issuable upon exercise of options granted to our executive officers and directors and 665,566 shares issuable upon exercise of currently exercisable warrants.

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of Overstock's common stock (May 29, 2002) through December 31, 2002 for Overstock, Media General's Nasdaq U.S. Index and Media General's Internet Software and Services Index. The graph assumes that $100 was invested in Overstock's common stock (at the initial public offering price of $13.00 per share), and the above indices on May 29, 2002. Historic stock price performance is not necessarily indicative of future stock price performance.

ASSUMES $100 INVESTED ON MAY 30, 2002
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2002

OTHER INFORMATION

Certain Relationships and Related Transactions

        Since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock had or will have a direct or indirect interest other than the transactions described below.

Series A Preferred Stock

        Prior to our initial public offering, on March 4, 2002 Haverford Internet LLC purchased 145,090 shares of our Series A preferred stock at a purchase price of $6.89 per share for an aggregate consideration of $1,000,000. The price of $6.89 per share was based on negotiations between us and an independent venture capital fund. After the execution of a non-binding term sheet between us and the venture capital fund, we and the venture capital fund mutually agreed to terminate our discussions, and subsequently Haverford Internet and certain other affiliates of the Company provided funding to the Company by purchasing the Series A Preferred Stock as described herein.

        On April 5, 2002, Haverford Internet was dissolved. Immediately prior to the dissolution, Haverford Internet was owned and controlled by Patrick M. Byrne, our President, Chief Executive Officer and Chairman of our Board of Directors, John B. Pettway, our former Secretary and a former member of our Board of Directors, and Jason C. Lindsey, our Chief Financial Officer, Assistant Secretary and a former member of our Board of Directors. Immediately prior to the dissolution, Haverford Internet owned 5,224,209 shares of our common stock, warrants for the purchase of 629,536 shares of our common stock, and 145,090 shares of our Series A preferred stock. Upon dissolution, the securities owned by Haverford Internet were distributed to the members of Haverford Internet, including 4,712,242 shares of our common stock to High Plains Investments; 274,272 shares of our common stock to John B. Pettway and 222,029 shares of our common stock to Jason Lindsey. The 145,090 shares of Series A preferred stock, and warrants to purchase 629,536 shares of our common stock, were distributed in their entirety to High Plains Investments LLC.

        Patrick M. Byrne owns 100% of the voting interests of High Plains Investments and he is also a Manager of Haverford-Valley L.C., a limited liability company that manages the business and affairs of High Plains Investments.

        In addition, on March 4, 2002, in connection with the purchases of Series A Preferred Stock by Haverford Internet as described above:

  •
  John J. Byrne Jr., a former member of our Board and the father of Patrick M. Byrne, purchased 145,090 shares of our Series A preferred stock for aggregate consideration of $1,000,000;

  •
  Contex Limited, an entity controlled by Mark Byrne, the brother of Patrick M. Byrne, purchased 72,545 shares of our Series A preferred stock for aggregate consideration of $500,000;

  •
  Rope Ferry Associates, a limited partnership that is beneficially owned by John J. Byrne III and Dorothy M. Byrne, purchased 145,090 shares of our Series A preferred stock for aggregate consideration of $1,000,000; and

  •
  the Gordon S. Macklin Family Trust purchased 29,018 shares of our Series A preferred stock for aggregate consideration of $200,000. Mr. Macklin is a member of our Board.

Transactions with High Meadows Finance, LC

        In June 2002 we repaid all amounts outstanding under a loan agreement with High Meadows Finance L.C., and terminated the loan agreement. Patrick M. Byrne, our President, Chief Executive

Officer and the Chairman of our Board of Directors and John J. Byrne Jr., a former member of our Board of Directors and Patrick M. Byrne's father, each own approximately 33% of High Meadows Finance. In addition, Cirque Properties, Inc., an entity wholly owned by John J. Byrne, III, the brother of Patrick M. Byrne, owns approximately 34% of High Meadows Finance. The loan agreement had provided for a special purpose line of credit to purchase inventory under a revolving promissory note with a maximum principal amount of $6.0 million. Amounts borrowed under the agreement bore interest at 3.5 percentage points above the prime rate of interest as announced by Wells Fargo & Company and were secured by substantially all of our assets. Pursuant to the operating agreement of High Meadows Finance, the set-up and servicing fees under this loan agreement were paid to Cirque Properties, Inc., which also received a management fee, payable monthly in arrears, of 1% of the gross operating revenue of High Meadows Finance, for such month, prior to distributions to the other members of the limited liability company according to their interests. During 2002 we had a maximum outstanding principal balance of $3.0 million under the revolving promissory note held by High Meadows Finance. During 2002 we paid an aggregate of approximately $118,000 in interest and fees under this agreement.

Transactions with Norwich Associates L.C.

        In March 2002 we repaid all amounts outstanding under a loan agreement with Norwich Associates L.C., which is owned by related entities described above as follows: 40% by Haverford-Utah; 40% by High Meadows Finance and 10% by Cirque Property L.C. Cirque Property, L.C. is an entity controlled by Cirque Properties, Inc, a corporation wholly owned by John J. Byrne, III, the brother of Patrick M. Byrne and the son of John J. Byrne Jr. The loan agreement proceeds were used solely to purchase inventory. The loan agreement provided for a revolving promissory note with a maximum principal amount of $7.0 million that bore simple interest at 2% per month, subject to certain default conditions and negative covenants. Pursuant to the operating agreement of Norwich Associates, the set-up and servicing fees under this loan agreement were paid to Cirque Properties, Inc., which also received a management fee, payable monthly in arrears, of 1% of the gross operating revenue of Norwich Associates for such month, prior to distributions to the other members of the limited liability company according to their interests. During 2002 we had a maximum outstanding principal balance of $1,159,660 under this agreement. During 2002 we paid or accrued an aggregate of approximately $33,000 in interest and fees under this agreement.

        In conjunction with its loan agreement with us, Norwich Associates entered into a loan agreement with Haverford-Utah. Amounts borrowed by Norwich Associates pursuant to the loan agreement between Norwich Associates and Haverford-Utah are unsecured and may be used solely to fund advances to us under our senior loan agreement with Norwich Associates and bear interest at 0.25 percentage points above the prime rate of interest as announced by Wells Fargo Bank, N.A. The loan agreement between Norwich Associates and Haverford-Utah provides for a revolving promissory note with a maximum principal amount of $7.0 million, with a maturity date of June 1, 2002, unless renewed. As described below, the following persons provided to Haverford-Utah personal guarantees in respect of the repayment obligations of Norwich Associates:

  •
  Patrick M. Byrne, our President, Chief Executive Officer and Chairman of our Board of Directors provided a guarantee to Haverford-Utah of up to $924,000;

  •
  John J. Byrne Jr., one of our former Directors and the father of Patrick M. Byrne provided a guarantee to Haverford-Utah of up to $924,000;

  •
  John J. Byrne, III, the brother of Patrick M. Byrne and the son of John J. Byrne Jr., a former member of our Board of Directors, provided a guarantee to Haverford-Utah of up to $952,000; and

  •
  Cirque Property L.C., a entity controlled by John J. Byrne, III, the brother of Patrick M. Byrne and the son of John J. Byrne Jr., a former member of our Board of Directors, provided a guarantee to Haverford-Utah of up to $700,000.

Other Transactions

        In February 2002, we entered into an intellectual property assignment agreement, as amended in April 2002, with Douglas Greene, our Chief Technology Officer, pursuant to which Mr. Greene assigned to us all right, title and interest to certain material technology relating to our websites, transaction processing systems and network infrastructure in exchange for $500.

        In May 2002, we entered into a Registration and Expenses Agreement with Amazon.com NV Investment Holdings, Inc., a former holder of 845,000 shares of our common stock, pursuant to which we paid all of the registration expenses associated with registering all of our shares then held by Amazon in our initial public offering and paid to Amazon the aggregate underwriting discount associated with the sale of Amazon's shares in the offering. Except for the Registration and Expenses Agreement, we have no other agreements or commercial relationships with Amazon.com, Inc. or its affiliates.

        In February 2002, High Plains Investments LLC assigned the trademarks Overstock.com and Over-Stock.com to us in exchange for $10. We have filed the assignment of these trademarks with the United States Patent and Trademark Office.

        On occasion, Haverford-Valley, L.C. and certain affiliated entities make travel arrangements for our executives and pay the travel related expenses incurred by our executives on Company business. In 2002 we reimbursed Haverford-Valley, L.C. approximately $273,000 for these expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of the Company's common stock, to file certain reports regarding ownership of, and transactions in, the Company's securities with the SEC. Such officers, directors, and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

        The Company believes that during 2002, all of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Act of 1934, except that Patrick Byrne, John Byrne, Dorothy Byrne and High Plains Investments LLC each filed one report late reporting six open market purchases made in a single day by High Plains Investments LLC, and James Hyde filed one report late regarding his receipt of an option grant.

Deadline For Receipt of Stockholder Proposals

        If you wish to submit a proposal for possible inclusion in our 2004 proxy material, we must receive your notice, in accordance with rules of the SEC, and the Company's Bylaws on or before November 21, 2003. The proposal(s) should be mailed to our Secretary at our principal executive offices at 6322 South 3000 East, Suite 100, Salt Lake City, Utah 84121.

Costs of Proxy Solicitation

        The solicitation is made on behalf of the Board of Directors of the Company. The Company will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

        Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from some stockholders if proxies are not promptly received. We have also hired Georgeson Shareholder Communications to assist in the solicitation of proxies at a cost of approximately $3,500 plus out-of-pocket expenses.

        An Annual Report on Form 10-K, excluding exhibits, for the fiscal year ended December 31, 2002 is enclosed with this Proxy Statement.

By Order of the Board,

Jonathan E. Johnson III Secretary

March 21, 2003
Salt Lake City, Utah

Overstock.com
6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(801) 947-3100 www.overstock.com Nasdaq Stock Symbol: OSTK

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE:

        The purpose of the Audit Committee of the Board of Directors of Overstock.com, Inc. (the "Company") shall be:

  •
  to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  •
  to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

  •
  to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

  •
  to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

        The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

  1.
  Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

  2.
  Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

  3.
  At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

        The responsibilities of the Audit Committee shall include:

  •
  Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  •
  Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

  •
  Reviewing fee arrangements with the independent auditors;

  •
  Reviewing the independent auditors' proposed audit scope, approach and independence;

  •
  Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  •
  Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards

A-1

    Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  •
  Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  •
  Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

  •
  Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

  •
  Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A;

  •
  Reviewing the Audit Committee's own structure, processes and membership requirements; and

  •
  Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

        The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

        The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

        Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

A-2

DETACH HERE

PROXY

OVERSTOCK.COM, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

TUESDAY, APRIL 29, 2003

        The undersigned hereby appoints Patrick M. Byrne and Jason C. Lindsey, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Overstock.com, Inc. (the "Company") to be held at the warehouse of the Company located at 955 South 3800 West, Salt Lake City, Utah 84104, at noon on April 29, 2003, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

DETACH HERE

Please mark [X] votes as in this example.

MANAGEMENT HAS PROPOSED AND RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED BELOW AND A VOTE FOR PROPOSAL 2.

1.	ELECTION OF DIRECTORS of the Company.
	☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
John A. Fisher Patrick M. Byrne
INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below:

		For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as Overstock.com's independent accountants for 2003.	☐	☐	☐
Mark here for address change and note at left ☐		New Address:
Mark here if you plan to attend the meeting in person ☐

Sign exactly as name(s) appears on your certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President, and by the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased Stockholder should give their full title. Please date the Proxy.

Signature:
Date:
Signature:
Date:

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS
THE BOARD
BOARD AND COMMITTEE MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
OPTION GRANTS
AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES
SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS
REPORT OF THE AUDIT COMMITTEE
SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS AND 5% STOCKHOLDERS
STOCK PERFORMANCE GRAPH
OTHER INFORMATION
APPENDIX A CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS